Exhibit 1.1
Associated Bank, National Association
$2,000,000,000
Senior and Subordinated Bank Notes
Distribution Agreement
September 30, 2005

Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004

Merrill Lynch, Pierce, Fenner &
Smith Incorporated
World Financial Center, North Tower
New York, New York 10281
Ladies and Gentlemen:
     Associated Bank, National Association (the “Issuing Bank”) and Associated Banc-Corp, a Wisconsin corporation (the “Holding Company”), confirm their agreement with each of you (individually an “Agent” and collectively, the “Agents”) on the terms set forth in this agreement with respect to the issuance and sale by the Issuing Bank of its senior bank notes (the “Senior Bank Notes”) and subordinated bank notes (the “Subordinated Bank Notes” and together with the Senior Bank Notes, collectively, the “Securities”) in an aggregate principal amount of up to $2,000,000,000.
     Subject to the terms and conditions stated herein and to the reservation by the Issuing Bank of the right to sell Securities directly on its own behalf, the Issuing Bank hereby (i) appoints each Agent as an agent of the Issuing Bank for the purpose of soliciting and receiving offers to purchase Securities from the Issuing Bank pursuant to Section 3(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 3(b) hereof. This Agreement shall not be construed to create either an obligation on the part of the Issuing Bank to sell any Securities or an obligation of any of the Agents to purchase Securities as principal.

     The Securities will be issued under a fiscal and paying agency agreement, dated as of September 30, 2005, (the “Fiscal Agency Agreement”), between the Issuing Bank and The Bank of New York Trust Company NA, as Fiscal and Paying Agent (the “Fiscal and Paying Agent”). The Securities shall have the maturity ranges, interest rates, if any, redemption provisions and other terms set forth in the Offering Circular referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Issuing Bank in accordance with the Fiscal Agency Agreement.
     1. The Issuing Bank represents and warrants to, and agrees with, each Agent that:
          (a) An offering circular, dated September 30, 2005 (the “Offering Circular”), including the Annual Report of the Holding Company on Form 10-K and Form 10K/A for the fiscal year ended December 31, 2004; its Quarterly Report on Form 10-Q and Form 10Q/A for the quarter ended March 31, 2005; and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005; and its Current Reports on Form 8-K filed on January 21, 2005, January 26, 2005, January 27, 2005, March 22, 2005, March 23, 2005, March 24, 2005, April 21, 2005, April 27, 2005, May 31, 2005, July 22, 2005, July 27, 2005, August 10, 2005, August 26, 2005, September 20, 2005 and September 30, 2005 filed or furnished by the Holding Company with the United States Securities and Exchange Commission (the “Commission”) pursuant to the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than any information in such documents that is deemed not to have been filed in accordance with SEC rules; as well as the publicly available portions of the Issuing Bank’s quarterly reports regarding its financial condition and operations on Federal Financial Institutions Examination Council Form 041 (“Call Reports”) for periods in the years 2002, 2003, 2004 and the first and second quarters of 2005, which are incorporated by reference in or otherwise made a part of the Offering Circular, has been prepared in connection with the offering of the Securities; any reference to the Offering Circular shall be deemed to refer to and include (i) the Holding Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, on or prior to the date of the Offering Circular and (ii) the publicly available portions of the Issuing Bank’s Call Reports for the periods referred to above and all Call Reports subsequently filed on or prior to the date of the Offering Circular; any reference to the Offering Circular as amended or supplemented as of any specified date shall be deemed to include (i) any documents filed under the Exchange Act after the date of the Offering Circular and prior to such date and (ii) any documents filed after the date of the Offering Circular and prior to such date; all documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and so deemed to be included in the Offering Circular or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports”; all documents filed and so deemed to be included in the Offering Circular or any amendment or supplement thereto are hereinafter called the “Incorporated Call Reports”; the Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; the Incorporated Call Reports, when they were or are filed, conformed or will conform in all material respects to the applicable requirements of the Federal Financial Institutions Examination Council (“FFIEC”); and the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports and the Incorporated Call Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuing Bank by an Agent expressly for use therein.
          (b) The Issuing Bank is a national banking association duly formed, validly existing and in good standing under the laws of the United States and is licensed, registered or qualified to transact its business as described in the Offering Circular in each jurisdiction in which its ownership or the leasing of property or the conduct of its business requires such license, registration or qualification, except to the extent that the failure to be so licensed, registered or qualified or to be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuing Bank and its subsidiaries taken as a whole.
          (c) Each subsidiary of the Issuing Bank that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X (a “Significant Subsidiary”) has been duly organized and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its organization, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular; and each Significant Subsidiary of the Issuing Bank is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuing Bank and its subsidiaries taken as a whole; all of the issued and outstanding capital stock or membership interests, as applicable, of each Significant Subsidiary of the Issuing Bank has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Issuing Bank, directly or through subsidiaries, is owned free from liens, encumbrances and defects.
          (d) The Issuing Bank has an authorized capitalization of $500,000 divided into 500,000 shares of common stock of $1.00 par value of which 215,088 shares are issued and outstanding, and all of the issued shares of capital stock of the Issuing Bank have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Holding Company (except for directors’ qualifying shares, if any), free and clear of all liens, encumbrances, equities or claims.
          (e) The Securities to be issued by the Issuing Bank have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, the Fiscal Agency Agreement and any relevant Terms Agreement will have been duly executed, authenticated, issued and delivered, will conform to the descriptions thereof in the Offering Circular under the caption “Description of Bank Notes” and will constitute valid and legally binding obligations of the Issuing Bank enforceable against the Issuing Bank in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement under which they are to be issued, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to, or affecting, creditors’ rights generally or the rights of creditors of depository institutions the accounts of which are insured by the Federal Deposit Insurance Corporation (the “FDIC”) and to general equity principles; this Agreement and the Fiscal Agency Agreement have been duly authorized by the Issuing Bank and duly executed and delivered by the Issuing Bank and constitutes a valid and legally binding instrument, enforceable against the Issuing Bank in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to, or affecting, creditors’ rights generally or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and to general equity principles.
          (f) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuing Bank except such as may be required (i) by the securities or Blue Sky laws of the various states, (ii) under Part 16 of the Securities Offering Disclosure Rules of the Office of the Comptroller of the Currency (“OCC”) (such rules being referred to herein as “Part 16”), and (iii) by applicable federal requirements relating to the issuance of subordinated indebtedness, all of which will have been obtained or made (and in effect) as of the date of issuance of the Securities.
          (g) The execution, delivery and performance of the Fiscal Agency Agreement and this Agreement do not, and the completion, execution and issuance of each particular Security in accordance with the Fiscal Agency Agreement, the sale by the Issuing Bank of such Security in accordance with this Agreement and compliance with the terms and provisions thereof will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Issuing Bank or any subsidiary of the Issuing Bank or any of their properties, or any agreement or instrument to which the Issuing Bank or any such subsidiary is a party or by which the Issuing Bank or any such subsidiary is bound or to which any of the properties of the Issuing Bank or any such subsidiary is subject; or the charter or by-laws of the Issuing Bank or any such subsidiary, and the Issuing Bank has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.
          (h) Each applicable Terms Agreement has been duly authorized and, when executed and delivered by the Issuing Bank will be a legal, valid and binding agreement of the Issuing Bank enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to, or affecting, creditors’ rights generally or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and to general equity principles.
          (i) The Issuing Bank and its Significant Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Issuing Bank or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuing Bank and its subsidiaries taken as a whole.
          (j) The Issuing Bank and its Significant Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Issuing Bank or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuing Bank and its subsidiaries taken as a whole.
          (k) Except as disclosed in the Offering Circular or the Exchange Act Reports, there are no pending actions, suits or proceedings against or affecting the Issuing Bank, any of its Significant Subsidiaries or any of their respective properties as of which there exists a reasonable likelihood of an adverse determination which, if determined adversely to the Issuing Bank or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuing Bank and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Issuing Bank to perform its obligations under the Fiscal Agency Agreement or this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Issuing Bank’s knowledge, no such actions, suits or proceedings are threatened.
          (l) Neither the Issuing Bank nor any of its Significant Subsidiaries is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound other than, in the case of this clause (ii), such defaults which individually or on a cumulative basis would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuing Bank and its subsidiaries taken as a whole or on the issue and sale of the Securities or consummation of the transactions contemplated hereby.
          (m) The financial statements indicated or incorporated by reference in the Offering Circular in all material respects present or will present fairly the consolidated financial position of the Issuing Bank and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified, and, except as otherwise disclosed in the Offering Circular or the Incorporated Call Reports, such financial statements have been or will have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis except in the case of interim financial statements subject to year-end adjustments. Except as discussed in the Incorporated Call Reports, the financial data included in the Incorporated Call Reports has been prepared in conformity with the regulatory accounting principles and instructions of the FFIEC consistently applied throughout the periods involved.
          (n) Except as disclosed in the Offering Circular, the Exchange Act Reports or the Incorporated Call Reports, since the date of the latest financial statements included in the Offering Circular there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Issuing Bank and its subsidiaries taken as a whole.
          (o) The statements set forth in the Offering Circular under the caption “Description of Bank Notes,” insofar as they purport to constitute a summary of the terms of the Securities, and under the captions “Supervision, Regulation and Other Matters” and “Certain United States Federal Income Tax Consequences” insofar as they purport to describe the provisions of the laws, regulations and documents referred to therein, are accurate and complete in all material respects.

          (p) (i) The Senior Bank Notes are unsecured and unsubordinated debt obligations of the Issuing Bank and rank pari passu with all other unsecured and unsubordinated debt obligations of the Issuing Bank, other than the Issuing Bank’s deposit obligations or other obligations entitled to a preference or priority under applicable law; and (ii) the Subordinated Bank Notes are unsecured and subordinated debt obligations of the Issuing Bank and rank pari passu with all other unsecured and subordinated debt obligations of the Issuing Bank other than those subordinated debt obligations which, by their terms rank junior in right of payment to the Subordinated Bank Notes.
          (q) The Issuing Bank is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an “investment company,” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (r) The Securities are exempt securities under Section 3(a)(2) of the Securities Act of 1933, as amended (the “Act”), and neither registration of the Securities under the Act nor qualification of an indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) nor, except as referred to in Section 1(f) above, filing or registration under any other federal law will be required in connection with the offer, sale, issuance or delivery of the Securities as contemplated by this Agreement; the offer and sale of the Securities comply with all applicable requirements of Part 16 and the offer and sale of the Subordinated Bank Notes comply with all applicable federal requirements relating to the issuance of subordinated indebtedness.
          (s) The Issuing Bank is an insured bank under the provisions of the Federal Deposit Insurance Act, as amended (“FDIA”), and no proceedings for the termination of such insurance are pending or threatened.
     2. The Holding Company represents and warrants to, and agrees with, each Agent that:
          (a) The Holding Company has authorized the Issuing Bank to incorporate by reference in the Offering Circular the Exchange Act Reports; the Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and the Offering Circular and any amendments or supplements thereto, and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuing Bank or the Holding Company by an Agent expressly for use therein.
          (b) The Holding Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular, and is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Holding Company Act”).

          (c) KPMG LLP, who has certified certain financial statements of the Holding Company and its consolidated subsidiaries, is an independent registered public accounting firm with respect to the Holding Company as required by the Act and the rules and regulations of the Commission thereunder.
          (d) The financial statements of the Holding Company and its consolidated subsidiaries included or incorporated by reference in the Offering Circular in all material respects present or will present fairly the consolidated financial position of the Holding Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified; and, except as otherwise disclosed in the Offering Circular or the Exchange Act Reports therein, such financial statements have been or will have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except in the case of interim financial statements subject to year-end adjustments.
          (e) No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement by the Holding Company.
          (f) The execution, delivery and performance of this Agreement does not, and the completion, execution and issuance of each particular Security in accordance with the Fiscal Agency Agreement, the sale by the Issuing Bank of such Security in accordance with this Agreement and compliance with the terms and provisions thereof will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Holding Company or any subsidiary of the Holding Company or any of their properties, or any agreement or instrument to which the Holding Company or any such subsidiary is a party or by which the Holding Company or any such subsidiary is bound or to which any of the properties of the Holding Company or any such subsidiary is subject; or the charter or by-laws of the Holding Company or any such subsidiary, and the Issuing Bank has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.
          (g) This Agreement has been duly authorized, executed and delivered by the Holding Company, and is a legal, valid and binding agreement of the Holding Company enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to, or affecting, creditors’ rights generally and general equity principles.
          (h) Each applicable Terms Agreement has been duly authorized, and when executed and delivered by the Holding Company, will be a legal, valid and binding agreement of the Holding Company enforceable in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to, or affecting, creditors’ rights generally and general equity principles.
          (i) Except as disclosed in the Offering Circular or the Exchange Act Reports, there are no pending actions, suits or proceedings against or affecting the Holding Company, any of its Significant Subsidiaries or any of their respective properties that, if determined adversely to the Holding Company or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Holding Company and its subsidiaries taken as a whole, or would materially and adversely affect the ability of the Holding Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the Holding Company’s knowledge, no such actions, suits or proceedings are threatened.
          (j) The Holding Company is not an “investment company” as such term is defined in the Investment Company Act.
          3. (a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Issuing Bank, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Issuing Bank upon the terms and conditions set forth in the Offering Circular as amended or supplemented from time to time. So long as this Agreement shall remain in effect with respect to any Agent, except as provided below, the Issuing Bank shall not, without the consent of such Agent, solicit or accept offers to purchase, or sell, any debt securities (other than deposit obligations) with a maturity at the time of original issuance of 7 days or more except pursuant to this Agreement, any Terms Agreement or except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities. However, the Issuing Bank reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf in transactions with other persons (provided such sales are in accordance with the applicable law), and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale. It is understood that if from time to time the Issuing Bank is approached by a prospective agent offering to solicit a specific purchase of Securities, the Issuing Bank may also engage such agent with respect to such specific purchase; provided that the Agents are given notice of such purchase promptly, including the terms thereof, in each case after the purchase is agreed; provided further, however that such agent shall make in writing the representations and agreements of an Agent set forth herein and that the Issuing Bank and such agent shall otherwise agree to be bound by the terms and conditions of this Agreement. These provisions shall not limit Section 4(g) hereof or any similar provision included in any Terms Agreement.
     Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Issuing Bank (the “Administrative Procedure”). The provisions of the Administrative Procedure shall apply to all transactions contemplated hereunder other than those made pursuant to a Terms Agreement. Each Agent and the Issuing Bank agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedure. The Holding Company as coordinating agent will furnish to the Fiscal and Paying Agent a copy of the Administrative Procedure as from time to time in effect.
     The Issuing Bank reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities from the Issuing Bank. As soon as practicable, but in any event not later than one business day in New York City, after receipt of notice from the Issuing Bank, the Agents will suspend solicitation of offers to purchase Securities from the Issuing Bank until such time as the Issuing Bank has advised the Agents that such solicitation may be resumed. During such period, the Issuing Bank shall not be required to comply with the provisions of Sections 4(h), and 4(i). Upon advising the Agents that such solicitation may be resumed, however, the Issuing Bank shall simultaneously provide the documents required to be delivered by Sections 4(h) and 4(i) and the Agents shall have no obligation to solicit offers to purchase the Securities until such documents have been received by the Agents. In addition, any failure by the Issuing Bank to substantially comply with its obligations hereunder, including without limitation its obligations to deliver the documents required by Sections 4(h) and 4(i), shall automatically terminate the Agents’ obligations hereunder, including without limitation their obligations to solicit offers to purchase the Securities hereunder as agent or to purchase Securities hereunder as principal.
The Issuing Bank agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Issuing Bank as a result of a solicitation made by such Agent, in an amount agreed by the Issuing Bank and such Agent.
          (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and (unless the Issuing Bank and such Agent shall otherwise agree) a Terms Agreement, which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties of the Issuing Bank and the Holding Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Issuing Bank for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof.
          (c) For each sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the procedural details relating to the issue and delivery of such Securities and payment therefor shall be as set forth in the Administrative Procedure. For each such sale of Securities to an Agent as principal that is not made pursuant to a Terms Agreement, the Issuing Bank agrees to pay such Agent a commission (or grant an equivalent discount) as provided in Section 3(a) hereof and in accordance with the schedule set forth therein.
     Each time and date of delivery of and payment for Securities to be purchased by an Agent as principal, whether set forth in a Terms Agreement or in accordance with the Administrative Procedure, is referred to herein as a “Time of Delivery.”
     The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Issuing Bank but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).
     4. The Issuing Bank and the Holding Company covenant and agree with each Agent:
          (a) (i) To make no amendment or supplement to the Offering Circular (excluding any Exchange Act Reports or Incorporated Call Reports) (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the related Time of Delivery which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent; (iii) to make no amendment or supplement to the Offering Circular (excluding any Exchange Act Reports or Incorporated Call Reports), other than any Pricing Supplement, at any time prior to having afforded each Agent a reasonable opportunity to review and comment thereon; (iv) to file promptly, in the case of the Issuing Bank, all Call Reports required to be filed by the Issuing Bank pursuant to the applicable rules and regulations of the Federal Reserve Board and the FFIEC; (v) to file promptly, in the case of the Holding Company, all reports and any definitive proxy or information statements required to be filed by the Holding Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and (vi) to advise each of the Agents as promptly as practicable of the institution by any federal or state bank or securities regulatory authority of any proceedings in respect of the Offering Circular (including any proceeding relating to any Exchange Act Reports or Incorporated Call Reports) or the offering of the Securities and to use its best efforts to prevent the issuance of any order interfering with the offering of the Securities and to obtain as soon as possible its lifting, if issued;
          (b) Promptly from time to time to take such action as such Agent may reasonably request (i) to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may designate and (ii) to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Issuing Bank shall not be required to qualify as a foreign corporation, file a general consent to service of process in any jurisdiction or subject itself to taxation as a foreign corporation in any jurisdiction in which it is not otherwise so subject;
          (c) To furnish such Agent with a copy of the Offering Circular and each amendment or supplement thereto accompanied by a certificate signed by an authorized officer of the Issuing Bank and of the Holding Company, and additional copies of the Offering Circular and each amendment or supplement thereto, other than any Pricing Supplement (except as provided in the Administrative Procedure), in such quantities as such Agent may reasonably request from time to time; and if, at any time while this Agreement is in effect, or, in the event this Agreement is terminated, at any time an Agent is holding Securities it purchased as principal, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or required during such same period to amend or supplement the Offering Circular, to notify such Agent and request such Agent, in its capacity as agent of the Issuing Bank, to suspend solicitation of offers to purchase Securities from the Issuing Bank (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and upon the request of an Agent, shall prepare and furnish without charge an amendment or supplement to the Offering Circular as then amended or supplemented that will correct such statement or omission;
          (d) So long as any Securities are outstanding, to furnish to such Agent copies of all reports or other communications (financial or other) furnished to the Holding Company’s shareholders, and deliver to such Agent as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Holding Company is listed; provided that any reports or other documents that are publicly available need not be provided;
          (e) From the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the later of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Issuing Bank by such Agent and (ii) the related Time of Delivery, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Issuing Bank (other than deposit obligations) which both mature more than 7 days after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;
          (f) That each acceptance by the Issuing Bank of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Issuing Bank of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Issuing Bank and the Holding Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Offering Circular as amended and supplemented relating to such Securities);
          (g) That each time the Issuing Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by counsel for the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Issuing Bank shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(a) hereof;
          (h) That each time the Offering Circular shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the securities or the principal amount of securities remaining to be sold or similar changes and other than as a result of the filing of a Call Report with the FDIC or other than as a result of the filing of an Exchange Act Report) and each time the Issuing Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(h) as a condition to the purchase of Securities pursuant to such Terms

Agreement, the Holding Company shall furnish or cause to be furnished forthwith to such Agent written opinions of counsel for the Issuing Bank and Holding Company satisfactory to such Agent which may include in-house counsel of the Issuing Bank and Holding Company, dated the date of such amendment, supplement or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that assuming such counsel previously rendered such opinion, such Agent may rely on the opinion of such counsel referred to in Section 6(b) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Offering Circular as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(b) hereof but modified to relate to the Offering Circular as amended and supplemented to such date;
          (i) That each time the Offering Circular shall be amended or supplemented (other than by a Pricing Supplement providing solely for the interest rates or maturities of the securities or the principal amount of securities remaining to be sold or similar changes and other than as a result of the filing of a Call Report with the FDIC or other than as a result of the filing of an Exchange Act Report), and each time the Issuing Bank sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 5(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Holding Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the date of such supplement, amendment or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Holding Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificates referred to in Section 6(e) hereof which were last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Offering Circular as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(e) modified to relate to the Offering Circular as amended and supplemented to such date; and
          (j) That each time the Issuing Bank sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Holding Company shall cause the independent registered public accounting firm which has certified the consolidated financial statements of the Holding Company included in the Exchange Act Reports incorporated by reference into the Offering Circular forthwith to furnish such Agent a letter or letters, dated the date of such Time of Delivery relating to such sale, in form satisfactory to such Agent.
          (k) To offer to any person who has agreed to purchase Securities from the Issuing Bank as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Administrative Procedure, any condition set forth in Section 6(c) or 6(d) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4(k), for the respective judgments of an Agent with respect to certain matters referred to in Section 6(c) and 6(d), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under Sections 6(c) and 6(d) on behalf of any such person).

          (l) To use reasonable efforts to advise each of the Agents promptly of (i) the receipt by the Holding Company or the Issuing Bank of any written notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose; and (ii) any downgrading in the rating of the Securities or any other debt securities of the Issuing Bank or the Holding Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuing Bank or the Holding Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) promptly after public announcement.
          (m) To file the Offering Circular and each amendment and supplement thereto (excluding any Exchange Act Reports or Incorporated Call Reports) with the OCC as required by Part 16 no later than five business days after the Offering Circular and each such amendment and supplement thereto is first used.
     5. The Holding Company agrees with each Agent to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Issuing Bank’s counsel and independent registered public accounting firm in connection with the issuance of the Securities, in connection with the preparation and printing of the Offering Circular and any Pricing Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the reasonable fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and under any Terms Agreement and the transactions contemplated hereunder and under any Terms Agreement; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, any Fiscal Agency Agreement, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilation thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all reasonable expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4 hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and Legal Investment Memorandum; (v) any fees charged by securities rating services for rating the Securities; (vi) the cost of preparing the Securities; (vii) the fees and expenses of any Fiscal Agent and any agent of any Fiscal Agent and any transfer or paying agent of the Issuing Bank and the fees and disbursements of counsel for any Fiscal and Paying Agent or such agent in connection with any Fiscal Agency Agreement and the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.
     6. The obligation of any Agent, as agent of the Issuing Bank, at any time (“Solicitation Time”) to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s reasonable discretion, to the condition that all representations and warranties and other statements of the Issuing Bank and the Holding Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated by reference in such Terms Agreement) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(i) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Issuing Bank shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) Shearman & Sterling LLP counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to such matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(g) hereof that is on or prior to such Time of Delivery an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(a) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Offering Circular as amended and supplemented to such date) or, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Offering Circular as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (b) Mayer, Brown, Rowe & Maw LLP, or other counsel for the Holding Company and the Issuing Bank satisfactory to such Agent, which may include in-house counsel of the Issuing Bank and Holding Company, shall have furnished to such Agent its written opinion, dated the Commencement Date and dated each applicable date referred to in Section 4(h) hereof (provided, however, that the opinions furnished by in house counsel of the Issuing Bank and the Holding Company to the effect of (vii) and (ix) below shall not be limited to agreements and instruments identified in an exhibit thereto and shall contain an opinion to the effect that the Exchange Act Reports (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act, and the rules and regulations of the Commission thereunder) that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, each in form and substance satisfactory to such Agent, to the effect that:
          (i) The Issuing Bank is a national banking association validly existing and in good standing under the laws of the United States and is licensed, registered or qualified to transact its business as described in the Offering Circular in each jurisdiction in which its ownership or the leasing of property or the conduct of its business requires such license, registration or qualification, except to the extent that the failure to be so licensed, registered or qualified or to be in good standing would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuing Bank and its subsidiaries taken as a whole; and the Holding Company is an existing corporation in good standing under the laws of the state of Wisconsin, with corporate power and authority to own its properties and conduct its business as described in the Offering Circular and is duly registered as a bank holding company under the Holding Company Act;

          (ii) The Issuing Bank has an authorized capitalization of $500,000 divided into 500,000 shares of common stock of $1.00 par of which 215,088 shares are issued and outstanding and all of the issued shares of capital stock of the Issuing Bank have been duly and validly authorized and issued and are fully paid and non assessable and are owned directly or indirectly by the Holding Company (except for directors’ qualifying shares, if any), free and clear of all liens, encumbrances, equities or claims.
          (iii) After due inquiry, to the knowledge of such counsel and except as disclosed in the Offering Circular or the Exchange Act Reports, there are no pending actions, suits or proceedings against the Issuing Bank, the Holding Company or any of their Significant Subsidiaries or any of their respective properties that, if determined adversely to the Issuing Bank, the Holding Company or any of their Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuing Bank and its subsidiaries or the Holding Company and its subsidiaries, as the case may be, taken as a whole, or would materially and adversely affect the ability of the Issuing Bank or the Holding Company, as the case may be, to perform its obligations under the Fiscal and Paying Agency Agreement or this Agreement, or which are otherwise material in the context of the sale of the Securities; and to the knowledge of such counsel, no such actions, suits or proceedings are overtly threatened.
          (iv) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Holding Company and the Issuing Bank.
          (v) The Securities have been duly authorized by the Issuing Bank and, when the terms of the Securities and of their issue and sale have been duly established in accordance with this Agreement and the Fiscal Agency Agreement so as not to violate any applicable law or agreement or instrument then binding on the Issuing Bank, and the Securities have been duly executed and issued by the Issuing Bank and duly authenticated by the Fiscal Agent in accordance with the Fiscal Agency Agreement, and upon payment and delivery in accordance with this Agreement, will constitute valid and legally binding obligations of the Issuing Bank enforceable against the Issuing Bank in accordance with their terms and entitled to the benefits provided by the Fiscal Agency Agreement, subject as to enforceability to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and to general equity principles (in rendering the opinion set forth in this paragraph (v), such counsel may assume that, at the time of any issuance and sale of any of the Securities, the Board of Directors of the Issuing Bank (or any committee thereof acting pursuant to authority properly delegated to such committee by the Board of Directors) has not taken any action to rescind or otherwise reduce its prior authorization of the issuance of the Securities and an officer of the Issuing Bank, as stated in the resolutions of the Board of Directors (or any such committee) relating to the Securities, has executed and delivered such Securities).
          (vi) The Fiscal Agency Agreement has been duly authorized, executed and delivered by the Issuing Bank and constitutes a valid and legally binding agreement of the Issuing Bank, enforceable against the Issuing Bank in accordance with its terms, subject as to enforceability to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally or the rights of creditors of depository institutions the accounts of which are insured by the FDIC and to general equity principles; and the Fiscal Agency Agreement conforms to the description thereof in the Offering Circular as amended or supplemented in all material respects.
          (vii) The execution, delivery and performance of the Fiscal Agency Agreement and this Agreement do not, and the completion, execution and issuance of each particular Security in accordance with the Fiscal Agency Agreement, the sale by the Issuing Bank of such Securities in accordance with this Agreement and any applicable Terms Agreement and compliance with the terms and provisions thereof will not, result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Holding Company, the Issuing Bank or any Significant Subsidiary of the Holding Company or the Issuing Bank or any material amount of their properties, or any agreement or instrument as specified in an exhibit to the opinion to which the Holding Company or the Issuing Bank or any such Significant Subsidiary is a party or by which the Holding Company, the Issuing Bank or any such Significant Subsidiary is bound or to which any of the properties of the Holding Company, the Issuing Bank or any such Significant Subsidiary is subject, or the charter or by-laws of the Holding Company, the Issuing Bank or any such Significant Subsidiary, and the Issuing Bank has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.
          (viii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Securities by the Issuing Bank except such as may be required (x) by the securities or Blue Sky laws of the various states, (y) under Part 16, and (z) by applicable federal requirements relating to the issuance of subordinated indebtedness.
          (ix) After due inquiry, to the knowledge of such counsel, neither the Holding Company, the Issuing Bank nor any of their respective Significant Subsidiaries is (i) in violation of its charter or by-laws or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound as specified in an exhibit to the opinion other than such defaults which individually or on a cumulative basis would not have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Issuing Bank or the Holding Company, as the case may be, and their respective subsidiaries taken as a whole or on the issue and sale of the Securities or consummation of the transactions contemplated hereby.
          (x) The statements set forth in the Offering Circular under the caption “Description of Bank Notes”, insofar as they purport to constitute a summary of the terms of the Securities, and under the caption “Supervision, Regulation and Other Matters,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

          (xi) No registration of the Securities under the Act is required for the offer and sale of the Securities by the Agents by virtue of the exemption provided by Section 3(a)(2) of the Act; and no qualification of an indenture under the Trust Indenture Act is required with respect thereto.
          (xii) The Issuing Bank is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Offering Circular, will not be an “investment company,” as defined in the Investment Company Act of 1940.
          (xiii) After due inquiry, to the knowledge of such counsel, no order directed to any document incorporated by reference in the Offering Circular has been issued and no challenge has been made to the accuracy or adequacy of any such document by any regulatory or other government agency.
          (xiv) The Issuing Bank is an insured bank under the applicable provisions of the FDIA.
          (xv) The obligations of the Issuing Bank under the Securities that are Senior Bank Notes will rank pari passu with its other unsecured and unsubordinated liabilities, except deposit obligations.
          (xvi) The offer, sale and delivery of the Securities in the manner contemplated in the Offering Circular, the Fiscal Agency Agreement and this Agreement complies with the Offering Circular requirements of 12 C.F.R. Part 16.
     In addition, such opinion shall state that such counsel has participated in conferences with officers and other representatives of the Issuing Bank and the Holding Company, and with the Agents’ representatives and the Agents’ counsel at which the contents of the Offering Circular and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular, including statements incorporated by reference therein, and need not make any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that the Offering Circular, including the documents incorporated therein by reference, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements, schedules, pro forma financial information, capital ratios and other financial data included in or excluded from the Offering Circular.
     Such counsel may also state in such opinion that (i) whenever such counsel indicates that the opinion is with respect to matters within the “knowledge of” or “known by” such counsel, such knowledge means the representations and warranties of the Issuing Bank and the Holding Company contained in this Agreement and in the documents at the Commencement Date and any applicable date referred to in Section 4(i) hereof by the Issuing Bank and Holding Company pursuant to this Agreement, inquiries of an appropriate officer of the Issuing Bank or the Holding Company whom such counsel has determined is likely to have personal knowledge of the matters covered by the opinion, and the current conscious awareness of facts of the attorneys currently practicing law with such firm who had involvement in the transaction or such other attorneys presently in the firm whom such counsel has determined are likely, in the course of representing the Holding Company and the Issuing Bank, to have knowledge of the matters covered by the opinion, and that (ii) such opinion is limited to the laws of the United States and the States of New York and Wisconsin.
          (c) There shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Issuing Bank, the Holding Company or any of their Significant Subsidiaries which, in the reasonable judgment of such Agent, is material and adverse and makes it impractical or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Issuing Bank or the purchase by such Agent of Securities from the Issuing Bank as principal, as the case may be, on the terms and in the manner contemplated in the Offering Circular; (ii) any downgrading in the rating of any debt securities of the Issuing Bank or Holding Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Issuing Bank or Holding Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Issuing Bank or Holding Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of such Agent, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with solicitations of offers to purchase Securities or the purchase of the Securities from the Issuing Bank as principal pursuant to the applicable terms Agreement or otherwise, as the case may be, on the terms and the manner contemplated in the Offering Circular.
          (d) With respect to any Security denominated in a currency other than the U.S. dollar, more than one currency or a composite currency or any Security the principal or interest of which is indexed to such currency, currencies or composite currency, there shall not have occurred a suspension or material limitation in foreign exchange trading in such currency, currencies or composite currency by a major international bank, a general moratorium on commercial banking activities in the country or countries issuing such currency, currencies or composite currency, the outbreak or escalation of hostilities involving, the occurrence of any material adverse change in the existing financial, political or economic conditions of, or the declaration of war or a national emergency by, the country or countries issuing such currency, currencies or composite currency or the imposition or proposal of exchange controls by any governmental authority in the country or countries issuing such currency, currencies or composite currency.
          (e) The Holding Company on behalf of itself and the Issuing Bank shall have furnished to such Agent a certificate of officers of the Holding Company dated the Commencement Date and each applicable date referred to in Section 4(i) hereof in such form and executed by such officers of the Holding Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Issuing Bank and the Holding Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Issuing Bank and the Holding Company of all of their respective obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsection (c) of this Section 6, and as to such other matters as such Agent may reasonably request.
          (f) The Agents shall have received a letter dated the Commencement Date and in form and substance satisfactory to the Agents, from the independent registered public accounting firm which has certified the consolidated financial statements of the Holding Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Circular, and confirming that it is an independent registered pubic accounting firm within the meaning of the Act, and the respective applicable published rules and regulations of the Commission thereunder.
          7. (a) The Issuing Bank and the Holding Company, jointly and severally, will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, as a result of such Agent’s solicitation and receipt of offers to purchase Securities issued by the Issuing Bank, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular, or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by such Agent in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuing Bank and the Holding Company will not be liable to such Agent in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents in reliance upon and in conformity with written information furnished to the Issuing Bank and the Holding Company by such Agent specifically for use therein, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Issuing Bank and the Holding Company in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any Agent consists of the information described as such in subsection (b) below.
          (b) Each Agent will severally and not jointly indemnify and hold harmless the Issuing Bank and the Holding Company against any losses, claims, damages or liabilities to which the Issuing Bank or the Holding Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Circular or any amendment or supplement thereto, or any related preliminary offering circular, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuing Bank and the Holding Company by such Agent specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Issuing Bank and the Holding in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, unless such loss, claim, damage or liability arises out of the offer or sale of Securities occurring after the Agent has notified the Issuing Bank and the Holding Company in writing that such information should no longer be used therein, it being understood and agreed that the only such information furnished by any Agent consists of the following information in the Offering Circular furnished on behalf of each Agent; the information contained in the fifth and ninth paragraphs under the caption “Plan of Distribution.”
          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Agents, if the indemnified parties under this Section 7 consist of any Agent or any of their respective controlling persons, or by the Issuing Bank, if the indemnified parties under this Section consist of the Issuing Bank or any of the Issuing Bank’s directors, officers or controlling persons. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.
          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuing Bank and the Holding Company on the one hand and any Agent on the other from the offering pursuant to this Agreement of the Securities which are the subject of the action or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuing Bank and the Holding Company on the one hand and any Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Issuing Bank and the Holding Company on the one hand and any Agent on the other shall be deemed to be in the same proportions as the total net proceeds from the offering pursuant to this Agreement of the Securities which are the subject of the action (before deducting expenses) received by the Issuing Bank and the Holding Company bear to the total discounts and commissions received by such Agent from the offering of such Securities pursuant to this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuing Bank or the Holding Company on the one hand or by any such Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total price at which the Securities which are the subject of the action and which were distributed to the public through it pursuant to this Agreement or upon resale of Securities purchased by it from the Issuing Bank exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each Agent in this subsection (d) to contribute are several, in the same proportion which the amount of the Securities which are the subject of the action and which were distributed through such Agent pursuant to this Agreement bears to the total amount of such Securities distributed through all of the Agents pursuant to this Agreement, and not joint.
          (e) The obligations of the Issuing Bank and the Holding Company under this Section 7 shall be in addition to any liability which the Issuing Bank or the Holding Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls each Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which each Agent may otherwise have and shall extend, upon the same terms and conditions, to each office and director of the Issuing Bank and to each person, if any, who controls the Issuing Bank within the meaning of the Act.

          8. (a) Each Agent, in soliciting offers to purchase Securities from the Issuing Bank and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Issuing Bank and not as principal. Each Agent will make reasonable efforts to assist the Issuing Bank in obtaining performance by each purchaser whose offer to purchase Securities from the Issuing Bank was solicited by such Agent and has been accepted by the Issuing Bank, but such Agent shall not have any liability to the Issuing Bank in the event such purchase is not consummated for any reason.
          (b) If the Issuing Bank shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Issuing Bank shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Issuing Bank and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.
     9. The respective indemnities, agreements, representations, warranties and other statements by any Agent, the Issuing Bank and the Holding Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Issuing Bank, the Holding Company or any officer or director or any controlling person of the Issuing Bank or the Holding Company, and shall survive each delivery of and payment for any of the Securities.
     10. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Issuing Bank may be suspended and this Agreement may be terminated at any time by the Issuing Bank as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Issuing Bank, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the fourth paragraph of Section 3(a), and Sections 4(c), 4(d), 4(e), 5, 7 and 9 hereof are concerned.
     11. Except as otherwise specifically provided herein or in the Administrative Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail as follows: if to Credit Suisse First Boston LLC to Eleven Madison Avenue, New York, New York 10010-3629, Facsimile Transmission No. (212) 325-8183, Attention: Short and Medium Term Finance; and if to Citigroup Global Markets Inc. to 388 Greenwich Street, New York, New York 10013, Facsimile Transmission No. (212) 816-7912, Attention: Medium Term Note Department; and if to Goldman Sachs & Co. to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 834-6702, Attention: Transaction Execution Group; and if to Merrill Lynch, Pierce, Fenner & Smith Incorporated to 4 World Financial Center, Floor 15, New York, New York 10080, Facsimile Transmission No. (212) 449-2234, Attention: MTN Product Management; and if to the Holding

Company to Associated Banc-Corp, 1200 Hansen Road, Green Bay, WI 54304, Facsimile Transmission No. (920) 491-7010, Attention: Corporate Counsel.
     12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent, the Issuing Bank and the Holding Company, and to the extent provided in Sections 8, 9 and 10 hereof, the officers and directors of the Issuing Bank and the Holding Company and any person who controls any Agent or the Issuing Bank or the Holding Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason merely of such purchase.
     13. Time shall be of the essence in this Agreement and any Terms Agreement.
     14. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
     15. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us 8 counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Issuing Bank, the Holding Company and each of you in accordance with its terms.

Very truly yours,

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:	/s/ Joseph T. Dutkiewicz

Name:	Joseph T. Dutkiewicz
Title:	Vice President

ASSOCIATED BANC-CORP

By:	/s/ Joseph B. Selner

Name:	Joseph B. Selner
Title:	Executive Vice President, Chief Financial Officer

Accepted in New York, New York,
as of the date hereof:

CREDIT SUISSE FIRST BOSTON LLC

By:	/s/ Helena M. Willner

Name: Helena M. Willner
Title: Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Peter Aherne

Name: Peter Aherne
Title: Managing Director

GOLDMAN, SACHS & CO.

By:	/s/ Goldman, Sachs & Co

MERRILL	LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Robert J. Little

Name: Robert J. Little
Title: Vice President

ANNEX I
Associated Bank, National Association
Bank Notes
Terms Agreement
..................., 20..
Credit Suisse First Boston LLC
Eleven Madison Avenue
New York, New York 10010-3629
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Merrill Lynch, Pierce, Fenner &
Smith Incorporated
World Financial Center, North Tower
New York, New York 10281
Ladies and Gentlemen:
     Associated Bank, National Association (the “Issuing Bank”) proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated September 30, 2005 (the “Distribution Agreement”), between the Issuing Bank and Associated Banc-Corp (the “Holding Company”) on the one hand and Credit Suisse First Boston LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Agents”) on the other, to issue and sell to [Name(s) of Agent(s)] the securities specified in the Schedule hereto (the “Purchased Securities”). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Issuing Bank, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Issuing Bank or make such party subject to the provisions therein relating to the solicitation of offers to purchase Securities from the Issuing Bank, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Sections 1 and 2 of the Distribution Agreement which makes reference to the Offering Circular shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Offering Circular (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Offering Circular as amended and supplemented to relate to the Purchased Securities.
     The Issuing Bank acknowledges and agrees that solely in connection with this Terms Agreement and the Purchased Securities, notwithstanding any preexisting or ongoing relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the [Name(s) of Agent(s)]: (a) no fiduciary or agency relationship between the Issuing Bank and any other person, on the one hand, and the [Name(s) of Agent(s)], on the other, exists; (b) the [Name(s) of Agent(s)] are not acting as advisors, expert or otherwise, to the Issuing Bank, including, without limitation, with respect to the determination of the purchase price and terms of the Purchased Securities, and such relationship between the Issuing Bank, on the one hand, and the [Name(s) of Agent(s)], on the other, is entirely and solely commercial, based on arms-length negotiations; (c) any duties and obligations that the [Name(s) of Agent(s)] may have to the Issuing Bank shall be limited to those duties and obligations specifically stated herein; and (d) the [Name(s) of Agent(s)] and their respective affiliates may have interests that differ from those of the Issuing Bank.
     Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Issuing Bank agrees to issue and sell to [Name(s) of Agent(s)] and [Name(s) of Agent(s)] agree[s] to purchase from the Issuing Bank the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

     If the foregoing is in accordance with your understanding, please sign and return to us [. . . .. .] counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement among you, the Issuing Bank and the Holding Company.

ASSOCIATED BANK, NATIONAL ASSOCIATION

By:

Name:
Title:

ASSOCIATED BANC-CORP

By:

Name:
Title:

Accepted

[Name(s) of Agent(s)]

By:

Name:
Title:

Schedule to Annex I
Title of Purchased Securities:
     [ %] Bank Notes
Aggregate Principal Amount:
     [$.................... or units of other Specified Currency]
[Price to Public:]
Purchase Price by [Name(s) of Agent(s)]:
     % of the principal amount of the Purchased Securities[, plus accrued interest from ................ to ...............] [and accrued amortization, if any, from ................. to .................]
Method of and Specified Funds for Payment of Purchase Price:
     [By certified or official bank check or checks, payable to the order of the Issuing Bank, in [[New York] Clearing House] [immediately available] funds]
     [By wire transfer to a bank account specified by the Issuing Bank in [next day] [immediately available] funds]
Time of Delivery:
Closing Location for Delivery of Securities:
Maturity:
Interest Rate:
     [ %]
Interest Payment Dates:
     [months and dates]
Documents to be Delivered:
     The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:
     [(1) The opinion or opinions of counsel to the Agents referred to in Section 4(g).]
     [(2) The opinion of counsel to the Issuing Bank referred to in Section 4(h).]
     [(3) The officers’ certificate referred to in Section 4(i).]

     [(4) The accountants’ letter(s) referred to in Section 4(j).]
Other Provisions (including Syndicate Provisions, if applicable):

ANNEX II
Associated Bank, National Association
Administrative Procedure
     This Administrative Procedure relates to the Securities defined in the Distribution Agreement, dated September 30 2005 (the “Distribution Agreement”), among Associated Bank, National Association (the “Issuing Bank”) and Associated Banc-Corp, Credit Suisse First Boston LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated(together, the “Agents”), to which this Administrative Procedure is attached as Annex II. Defined terms used herein and not defined herein shall have the meanings given such terms in the Distribution Agreement, the Offering Circular as amended or supplemented or the Fiscal Agency Agreement.
     The procedures to be followed with respect to the settlement of sales of Securities directly by the Issuing Bank to purchasers solicited by an Agent, as agent, are set forth below. The terms and settlement details related to a purchase of Securities by an Agent, as principal, from the Issuing Bank will be set forth in a Terms Agreement pursuant to the Distribution Agreement, unless the Issuing Bank and such Agent otherwise agree as provided in Section 3(b) of the Distribution Agreement, in which case the procedures to be followed in respect of the settlement of such sale will be as set forth below. An Agent, in relation to a purchase of a Security by a purchaser solicited by such Agent, is referred to herein as the “Selling Agent” and, in relation to a purchase of a Security by such Agent as principal other than pursuant to a Terms Agreement, as the “Purchasing Agent.”
     The Issuing Bank will advise each Agent in writing of those persons with whom such Agent is to communicate regarding offers to purchase Securities and the related settlement details.
     Each Security will be issued only in fully registered form and will be represented by either a global security (a “Global Security”) delivered to the Fiscal and Paying Agent, as agent for The Depository Trust Company (the “Depositary”) and recorded in the book-entry system maintained by the Depositary (a “Book-Entry Security”) or a certificate issued in definitive form (a “Certificated Security”) delivered to a person designated by an Agent, as set forth in the applicable Pricing Supplement. An owner of a Book-Entry Security will not be entitled to receive a certificate representing such a Security, except as provided in the Fiscal Agency Agreement.
     Book-Entry Securities will be issued in accordance with the Administrative Procedure set forth in Part I hereof, and Certificated Securities will be issued in accordance with the Administrative Procedure set forth in Part II hereof.
PART I: ADMINISTRATIVE PROCEDURE FOR BOOK-ENTRY SECURITIES
     In connection with the qualification of the Book-Entry Securities for eligibility in the book-entry system maintained by the Depositary, the Fiscal and Paying Agent will perform the custodial, document control and administrative functions described below, in accordance with its respective obligations under a Letter of Representation from the Issuing Bank and the Fiscal and Paying Agent to the Depositary, dated the date hereof, and its obligations as a participant in the Depositary, including the Depositary’s Same-Day Funds Settlement System (“SDFS”).
Posting Rates by the Issuing Bank:
     The Issuing Bank and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Book-Entry Securities that may be sold as a result of the solicitation of offers by an Agent. The Issuing Bank may establish a fixed set of interest rates and maturities for an offering period (“posting”). If the Issuing Bank decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.
Acceptance of Offers by the Issuing Bank:
     Each Agent will promptly advise the Issuing Bank by telephone or other appropriate means of all reasonable offers to purchase Book-Entry Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Issuing Bank to purchase Book-Entry Securities as a Purchasing Agent. The Issuing Bank will have the sole right to accept offers to purchase Book-Entry Securities and may reject any such offer in whole or in part.
     The Issuing Bank will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Book-Entry Securities. If the Issuing Bank accepts an offer to purchase Book-Entry Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Fiscal and Paying Agent.
Communication of Sale Information to the Issuing Bank by Agent and Settlement Procedures:
     A. After the acceptance of an offer by the Issuing Bank, the Selling Agent or Purchasing Agent, as the case may be, will communicate promptly, but in no event later than the time set forth under “Settlement Procedure Timetable” below, the following details of the terms of such offer (the “Sale Information”) to the Issuing Bank by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:
(1)	Principal Amount of Book-Entry Securities to be purchased;

(2)	If a Fixed Rate Book-Entry Security, the interest rate and initial interest payment date;

(3)	Trade Date;

(4)	Settlement Date;

(5)	Maturity Date;

(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency (it being understood that currently the Depositary accepts deposits of Global Securities denominated in U.S. dollars only);

(7)	Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

(8)	Issue Price;

(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)	Net Proceeds to the Issuing Bank;

(11)	If a redeemable Book-Entry Security, such of the following as are applicable:
(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par), and

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;
(12)	If a Floating Rate Book-Entry Security, such of the following as are applicable:
(i)	Interest Rate Basis,

(ii)	Index Maturity,

(iii)	Spread or Spread Multiplier,

(iv)	Maximum Rate,

(v)	Minimum Rate,

(vi)	Initial Interest Rate,

(vii)	Interest Reset Dates,

(viii)	Calculation Dates,

(ix)	Interest Determination Dates,

(x)	Interest Payment Dates,

(xi)	Regular Record Dates, and

(xii)	Calculation Agent;
(13)	Name, address and taxpayer identification number of the registered owner(s);

(14)	Denomination of certificates to be delivered at settlement;

(15)	Book-Entry Security or Certificated Security; and

(16)	Selling Agent or Purchasing Agent.
B. After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Issuing Bank will communicate such Sale Information to the Fiscal and Paying Agent by facsimile transmission or other acceptable written means. The Fiscal and Paying Agent will assign a CUSIP number to the Global Security from a list of CUSIP numbers previously delivered to the Fiscal and Paying Agent by the Issuing Bank representing such Book-Entry Security and then advise the Issuing Bank and the Selling Agent or Purchasing Agent, as the case may be, of such CUSIP number.
C. The Fiscal and Paying Agent will enter a pending deposit message through the Depositary’s Participant Terminal System, providing the following settlement information to the Depositary, and the Depositary shall forward such information to such Agent and Standard & Poor’s Corporation:
(1)	The applicable Sale Information;

(2)	CUSIP number of the Global Security representing such Book-Entry Security;

(3)	Whether such Global Security will represent any other Book-Entry Security (to the extent known at such time);

(4)	Number of the participant account maintained by the Depositary on behalf of the Selling Agent or Purchasing Agent, as the case may be;

(5)	The interest payment period; and

(6)	Initial Interest Payment Date for such Book-Entry Security, number of days by which such date succeeds the record date for the Depositary’s purposes (or, in the case of Floating Rate Securities which reset daily or weekly, the date five calendar days immediately preceding the applicable Interest Payment Date and, in the case of all other Book-Entry Securities, the Regular Record Date, as defined in the Security) and, if calculable at that time, the amount of interest payable on such Interest Payment Date.
D. The Fiscal and Paying Agent will complete and authenticate the Global Security previously delivered by the Bank representing such Book-Entry Security.
E. The Depositary will credit such Book-Entry Security to the Fiscal and Paying Agent’s participant account at the Depositary.
F. The Fiscal and Paying Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary to (i) debit such Book-Entry Security to the Fiscal and Paying Agent’s participant account and credit such Book-Entry Security to such Agent’s participant account and (ii) debit such Agent’s settlement account and credit the Fiscal and Paying Agent’s settlement account for an amount equal to the price of such Book-Entry Security less such Agent’s commission. The entry of such a deliver order shall constitute a representation and warranty by the Fiscal and Paying Agent to the Depositary that (a) the Global Security representing such Book-Entry Security has been issued and authenticated and (b) the Fiscal and Paying Agent is holding such Global Security pursuant to the Certificate Agreement.
G. Such Agent will enter an SDFS deliver order through the Depositary’s Participant Terminal System instructing the Depositary (i) to debit such Book-Entry Security to such Agent’s participant account and credit such Book-Entry Security to the participant accounts of the participants with respect to such Book-Entry Security and (ii) to debit the settlement accounts of such participants and credit the settlement account of such Agent for an amount equal to the price of such Book-Entry Security.
H. Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “F” and “G” will be settled in accordance with SDFS operating procedures in effect on the settlement date.
I. Upon confirmation of receipt of funds, the Fiscal and Paying Agent will transfer to the account of the Issuing Bank maintained at the Issuing Bank or such other account as the Issuing Bank may have previously specified to the Fiscal and Paying Agent, in funds available for immediate use in the amount transferred to the Fiscal and Paying Agent in accordance with Settlement Procedure “F”.
J. Upon request, the Fiscal and Paying Agent will send to the Issuing Bank a statement setting forth the principal amount of Book-Entry Securities outstanding as of that date under the Fiscal Agency Agreement.
K. Such Agent will confirm the purchase of such Book-Entry Security to the purchaser either by transmitting to the participants with respect to such Book-Entry Security a confirmation order or orders through the Depositary’s institutional delivery system or by mailing a written confirmation to such purchaser.
L. The Depositary will, at any time, upon request of the Issuing Bank or the Fiscal and Paying Agent, promptly furnish to the Issuing Bank or the Fiscal and Paying Agent a list of the names and addresses of the participants for whom the Depositary has credited Book-Entry Securities.

Preparation of Pricing Supplement:
     If the Issuing Bank accepts an offer to purchase a Book-Entry Security, it will prepare a Pricing Supplement reflecting the terms of such Book-Entry Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date (as defined below), or if the Issuing Bank and the purchaser agree to settlement on the Business Day following the date of acceptance of such offer, not later than noon, New York City time, on such date.
Delivery of Confirmation and Offering Circular to Purchaser by Selling Agent:
     The Selling Agent will deliver to the purchaser of a Book-Entry Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Offering Circular as amended or supplemented (including the Pricing Supplement) in relation to such Book-Entry Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Book-Entry Security.
Date of Settlement:
     The receipt by the Issuing Bank of immediately available funds in payment for a Book-Entry Security and the authentication and issuance of the Global Security representing such Book-Entry Security shall constitute “settlement” with respect to such Book-Entry Security. All orders of Book-Entry Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Issuing Bank on a particular date (the “Trade Date”) will be settled on a date (the “Settlement Date”) which is the third Business Day after the Trade Date pursuant to the “Settlement Procedure Timetable” set forth below, unless the Issuing Bank and the purchaser agree to settlement on another Business Day which shall be no earlier than the next Business Day after the Trade Date.
Settlement Procedure Timetable:
     For orders of Book-Entry Securities solicited by a Selling Agent and accepted by the Issuing Bank for settlement on the third Business Day after the Trade Date, Settlement Procedures “A” through “I” set forth above shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement
Procedure		Time
A	5:00 p.m.	on the Business Day following the Trade Date or 10:00 a.m. on the Business Day prior to the Settlement Date, whichever is earlier

B	12:00 noon	on the second Business Day immediately preceding the Settlement Date

C	2:00 p.m.	on the second Business Day immediately preceding the Settlement Date

D	9:00 a.m.	on the Settlement Date

E	10:00 a.m.	on the Settlement Date

Settlement
Procedure		Time
F-G	2:00 p.m.	on the Settlement Date

H	4:45 p.m.	on the Settlement Date

I	5:00 p.m.	on the Settlement Date
     If the initial interest rate for a Floating Rate Book-Entry Security has not been determined at the time that Settlement Procedure “A” is completed, Settlement Procedures “B” and “C” shall be completed as soon as such rate has been determined but no later than 2:00 p.m. on the second Business Day immediately preceding the Settlement Date. Settlement Procedure “H” is subject to extension in accordance with any extension of Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.
     If settlement of a Book-Entry Security is rescheduled or canceled, the Fiscal and Paying Agent, upon obtaining knowledge thereof, will deliver to the Depositary, through the Depositary’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m. on the Business Day immediately preceding the scheduled Settlement Date.
Failure to Settle:
     If the Fiscal and Paying Agent fails to enter an SDFS deliver order with respect to a Book-Entry Security pursuant to Settlement Procedure “F”, the Fiscal and Paying Agent may deliver to the Depositary, through the Depositary’s Participant Terminal System, as soon as practicable a withdrawal message instructing the Depositary to debit such Book-Entry Security to the Fiscal and Paying Agent’s participant account, provided that the Fiscal and Paying Agent’s participant account contains a principal amount of the Global Security representing such Book-Entry Security that is at least equal to the principal amount to be debited. If a withdrawal message is processed with respect to all the Book-Entry Securities represented by a Global Security, the Fiscal and Paying Agent will mark such Global Security “canceled”, make appropriate entries in the Fiscal and Paying Agent’s records and send such canceled Global Security to the Bank. The CUSIP number assigned to such Global Security shall, in accordance with CUSIP Service Bureau procedures, be canceled and not immediately reassigned. If a withdrawal message is processed with respect to one or more, but not all, of the Book-Entry Securities represented by a Global Security, the Fiscal and Paying Agent will exchange such Global Security for two Global Securities, one of which shall represent such Book-Entry Security or Securities and shall be canceled immediately after issuance and the other of which shall represent the remaining Book-Entry Securities previously represented by the surrendered Global Security and shall bear the CUSIP number of the surrendered Global Security.
     If the purchase price for any Book-Entry Security is not timely paid to the participants with respect to such Book-Entry Security by the beneficial purchaser thereof (or a person, including an indirect participant in the Depositary, acting on behalf of such purchaser), such participants and, in turn, the Agent for such Book-Entry Security may enter deliver orders through the Depositary’s Participant Terminal System debiting such Book-Entry Security to such participant’s account and crediting such Book-Entry Security to such Agent’s account and then debiting such Book-Entry Security to such Agent’s participant account and crediting such Book-Entry Security to the Fiscal Agent’s participant account and shall notify the Issuing Bank and the Fiscal and Paying Agent thereof. Thereafter, the Fiscal and Paying Agent will (i) immediately notify the Issuing Bank of such order and the Issuing Bank shall transfer to such Agent funds available for immediate use in an amount equal to the price of such Book-Entry Security which was credited to the account of the Issuing Bank maintained at the Fiscal and Paying Agent in accordance with Settlement Procedure I, and (ii) deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the applicable Agent to perform its obligations hereunder or under the Distribution Agreement, the Issuing Bank will reimburse such Agent on an equitable basis for the loss of its use of funds during the period when the funds were credited to the account of the Issuing Bank.
     Notwithstanding the foregoing, upon any failure to settle with respect to a Book-Entry Security, the Depositary may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of the Book-Entry Securities to have been represented by a Global Security, the Fiscal and Paying Agent will provide, in accordance with Settlement Procedure “D”, for the authentication and issuance of a Global Security representing the other Book-Entry Securities to have been represented by such Global Security and will make appropriate entries in its records. The Issuing Bank will, from time to time, furnish the Fiscal and Paying Agent with a sufficient quantity of Securities.
PART II: ADMINISTRATIVE PROCEDURE FOR CERTIFICATED SECURITIES
Posting Rates by Issuing Bank:
     The Issuing Bank and the Agents will discuss from time to time the rates of interest per annum to be borne by and the maturity of Certificated Securities that may be sold as a result of the solicitation of offers by an Agent. The Issuing Bank may establish a fixed set of interest rates and maturities for an offering period (“posting”). If the Issuing Bank decides to change already posted rates, it will promptly advise the Agents to suspend solicitation of offers until the new posted rates have been established with the Agents.
Acceptance of Offers by Issuing Bank:
     Each Agent will promptly advise the Issuing Bank by telephone or other appropriate means of all reasonable offers to purchase Certificated Securities, other than those rejected by such Agent. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. Each Agent also may make offers to the Issuing Bank to purchase Certificated Securities as a Purchasing Agent. The Issuing Bank will have the sole right to accept offers to purchase Certificated Securities and may reject any such offer in whole or in part.
     The Issuing Bank will promptly notify the Selling Agent or Purchasing Agent, as the case may be, of its acceptance or rejection of an offer to purchase Certificated Securities. If the Issuing Bank accepts an offer to purchase Certificated Securities, it will confirm such acceptance in writing to the Selling Agent or Purchasing Agent, as the case may be, and the Fiscal and Paying Agent.
Communication of Sale Information to Issuing Bank by Agent:
     After the acceptance of an offer by the Issuing Bank, the Selling Agent or Purchasing Agent, as the case may be, will communicate the following details of the terms of such offer (the “Sale Information”) to the Issuing Bank by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means:
(1)	Principal Amount of Certificated Securities to be purchased;

(2)	If a Fixed Rate Certificated Security, the interest rate and initial interest payment date;

(3)	Trade Date;

(4)	Settlement Date;

(5)	Maturity Date;

(6)	Specified Currency and, if the Specified Currency is other than U.S. dollars, the applicable Exchange Rate for such Specified Currency;

(7)	Indexed Currency, the Base Rate and the Exchange Rate Determination Date, if applicable;

(8)	Issue Price;

(9)	Selling Agent’s commission or Purchasing Agent’s discount, as the case may be;

(10)	Net Proceeds to the Issuing Bank;

(11)	If a redeemable Certificated Security, such of the following as are applicable:
(i)	Redemption Commencement Date,

(ii)	Initial Redemption Price (% of par), and

(iii)	Amount (% of par) that the Redemption Price shall decline (but not below par) on each anniversary of the Redemption Commencement Date;
(12)	If a Floating Rate Certificated Security, such of the following as are applicable:
(i)	Interest Rate Basis,

(ii)	Index Maturity,

(iii)	Spread or Spread Multiplier,

(iv)	Maximum Rate,

(v)	Minimum Rate,

(vi)	Initial Interest Rate,

(vii)	Interest Reset Dates,

(viii)	Calculation Dates,

(ix)	Interest Determination Dates,

(x)	Interest Payment Dates,

(xi)	Regular Record Dates, and

(xii)	Calculation Agent;
(13)	Name, address and taxpayer identification number of the registered owner(s);

(14)	Denomination of certificates to be delivered at settlement;

(15)	Book-Entry Security or Certificated Security; and

(16)	Selling Agent or Purchasing Agent.
Preparation of Pricing Supplement by Issuing Bank:
     If the Issuing Bank accepts an offer to purchase a Certificated Security, it will prepare a Pricing Supplement reflecting the terms of such Certificated Security and arrange to have delivered to the Selling Agent or Purchasing Agent, as the case may be, at least ten copies of such Pricing Supplement, not later than 5:00 p.m., New York City time, on the Business Day following the Trade Date, or if the Issuing Bank and the purchaser agree to settlement on the date of acceptance of such offer, not later than noon, New York City time, on such date.
Delivery of Confirmation and Offering Circular to Purchaser by Selling Agent:

     The Selling Agent will deliver to the purchaser of a Certificated Security a written confirmation of the sale and delivery and payment instructions. In addition, the Selling Agent will deliver to such purchaser or its agent the Offering Circular as amended or supplemented (including the Pricing Supplement) in relation to such Certificated Security prior to or together with the earlier of the delivery to such purchaser or its agent of (a) the confirmation of sale or (b) the Certificated Security.
Date of Settlement:
     All offers of Certificated Securities solicited by a Selling Agent or made by a Purchasing Agent and accepted by the Issuing Bank will be settled on a date (the “Settlement Date”) which is the third Business Day after the date of acceptance of such offer, unless the Issuing Bank and the purchaser agree to settlement (a) on another Business Day after the acceptance of such offer or (b) with respect to an offer accepted by the Issuing Bank prior to 10:00 a.m., New York City time, on the date of such acceptance.
Instruction from Issuing Bank to Fiscal and Paying Agent for Preparation of Certificated Securities:
     After receiving the Sale Information from the Selling Agent or Purchasing Agent, as the case may be, the Issuing Bank will communicate such Sale Information to the Fiscal and Paying Agent by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means.
     The Issuing Bank will instruct the Fiscal and Paying Agent by facsimile transmission or other acceptable written means to authenticate and deliver the Certificated Securities no later than 2:15 p.m., New York City time, on the Settlement Date. Such instruction will be given by the Issuing Bank prior to 3:00 p.m., New York City time, on the Business Day immediately preceding the Settlement Date unless the Settlement Date is the date of acceptance by the Issuing Bank of the offer to purchase Certificated Securities in which case such instruction will be given by the Issuing Bank by 11:00 a.m., New York City time.
Preparation and Delivery of Certificated Securities by Fiscal and Paying Agent and Receipt of Payment Therefor:
     The Fiscal and Paying Agent will prepare each Certificated Security and appropriate receipts that will serve as the documentary control of the transaction.
     In the case of a sale of Certificated Securities to a purchaser solicited by a Selling Agent, the Fiscal and Paying Agent will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Selling Agent for the benefit of the purchaser of such Certificated Securities against delivery by the Selling Agent of a receipt therefor. On the Settlement Date the Selling Agent will deliver payment for such Certificated Securities in immediately available funds to the Issuing Bank in an amount equal to the issue price of the Certificated Securities less the Selling Agent’s commission; provided that the Selling Agent reserves the right to withhold payment for which it has not received funds from the purchaser. The Issuing Bank shall not use any proceeds advanced by a Selling Agent to acquire securities.
     In the case of a sale of Certificated Securities to a Purchasing Agent, the Fiscal and Paying Agent will, by 2:15 p.m., New York City time, on the Settlement Date, deliver the Certificated Securities to the Purchasing Agent against delivery of payment for such Certificated

Securities in immediately available funds to the Issuing Bank in an amount equal to the issue price of the Certificated Securities less the Purchasing Agent’s discount.
Failure of Purchaser to Pay Selling Agent:
     If a purchaser (other than a Purchasing Agent) fails to make payment to the Selling Agent for a Certificated Security, the Selling Agent will promptly notify the Fiscal and Paying Agent and the Issuing Bank thereof by telephone (confirmed in writing) or by facsimile transmission or other acceptable written means. The Selling Agent will immediately return the Certificated Security to the Fiscal and Paying Agent. Immediately upon receipt of such Certificated Security by the Fiscal and Paying Agent, the Issuing Bank will return to the Selling Agent an amount equal to the amount previously paid to the Issuing Bank in respect of such Certificated Security. The Issuing Bank will reimburse the Selling Agent on an equitable basis for its loss of the use of funds during the period when they were credited to the account of the Issuing Bank. The Fiscal and Paying Agent will cancel the Certificated Security in respect of which the failure occurred, make appropriate entries in its records and, unless otherwise instructed by the Issuing Bank, destroy the Certificated Security.